EXHIBIT 24.1

POWER OF ATTORNEY

     Each director and/or officer of FindWhat.com, Inc. (the “Corporation”) whose signature appears below hereby constitutes and appoints Craig A. Pisaris-Henderson, Phillip R. Thune and Brenda M. Agius as the undersigned’s attorneys-in-fact, or any of them individually as the undersigned’s attorney-in-fact, each with full power of substitution and revocation, to sign, in the undersigned’s name and on his/her behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “Form 10-K”), and likewise to sign and file with the Commission any and all amendments to the Form 10-K, hereby ratifying and confirming all that the said attorney-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, we have hereunto set our hands this 14th day of March, 2005.

Signature	Title

/s/ Craig A. Pisaris-Henderson	Chairman and CEO

Craig A. Pisaris-Henderson

/s/ Philip R. Thune	President, COO and Director

Phillip R. Thune

/s/ Brenda M. Aguis	Chief Financial Officer

Brenda M. Agius

/s/ Sebastian Bishop	Chief Marketing Officer and Director

Sebastian Bishop

/s/ Dan Brewster	Director

Dan Brewster

/s/ Jerry Della Femina	Director

Jerry Della Femina

/s/ Frederick E. Guest II	Director

Frederick E. Guest II

/s/ Gerald W. Hepp	Director

Gerald W. Hepp

/s/ Charles Rothstein	Director

Charles Rothstein

/s/ Lee Simonson	Director

Lee Simonson